Exhibit 16.  Letter of Grant Thornton, LLP

Accountants and Business Advisors

July 10, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:  Kentucky First Federal Bancorp
        File No. 0-51176

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Kentucky First Federal Bancorp to be filed on or about July 11, 2007 and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP

4000 Smith Road
Suite 500
Cincinnati, OH 45209-1967
T  513.762.5000
F  513.241.6125
W www.grantthornton.com.

Grant Thornton LLP
US member of Grant Thornton International